UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 1, 2009

Western Goldfields Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ontario
(State or Other Jurisdiction of Incorporation)

000-52757	98-0544546
(Commission File Number)	(IRS Employer Identification No.)

Royal Bank Plaza, South Tower, 200 Bay Street,
Suite 3120, P.O. Box 167, Toronto, Ontario, Canada	M4W 3E2

(Address of Principal Executive Offices)	(Zip Code)

(416) 324 6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 1, 2009, Western Goldfields Inc. (the “Company”) announced the completion of the plan of arrangement (the “Arrangement”) pursuant to which New Gold Inc. (“New Gold”) acquired all of the issued and outstanding common shares (the “Common Shares”) of the Company in exchange for one New Gold common share and CDN$0.0001 in cash per Common Share.

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 1, 2009, the Company notified the NYSE Amex that the Arrangement had become effective and that as a result, each Common Share had been deemed exchanged for the right to receive one New Gold common share and CDN$0.0001 in cash less any applicable witholding taxes.  On June 2, 2009, the NYSE Amex suspended trading of the Common Shares of the Company and filed an application on Form 25 with the Securities and Exchange Commission to delist the Common Shares from the NYSE Amex pursuant to Rule 12d2-2(a)(3) of the Securities Exchange Act of 1934, as amended, which delisting will become effective on June 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2009	Western Goldfields Inc.

	By:	/s/ Brian Penny
	Name:	Brian Penny
	Title:	Chief Financial Officer